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                                  EXHIBIT 11.1



                           D.I.Y. HOME WAREHOUSE INC.


                                    FORM 10-Q
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)


                                                        Three Months Ended
                                                       March 30,    April 1,
                                                          1996        1995
                                                      ----------    --------

Income applicable to common shares                    $(108,791)    $503,251
                                                      =========    =========

Weighted average common shares
   outstanding for the period                         7,625,000    7,625,000
Dilutive effect of exercise of stock
   options                                                 --           --
                                                      ---------    ---------

Weighted average common shares, assuming
   issuance of the above securities                   7,625,000    7,625,000
                                                      =========    =========

Earnings per common share:

         Primary                                         $(0.01)      $ 0.07

         Fully diluted                                   $ --         $ --
